______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2009, GeoResources, Inc. issued a press release announcing financial results for the first quarter ended March 31, 2009.  A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated May 11, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: May 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated May 11, 2009.

EXHIBIT 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports First Quarter Financial Results

Reports earnings of $477,000 and EBITDAX of $6.2 million in a significantly reduced commodity price environment.

Houston, Texas May 11, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial results for the quarter ended March 31, 2009, compared to the results for the same period in 2008.

                For the three months ended March 31, 2009, the Company reported net income of $477,000, or $0.03 per share compared to $4.2 million or $0.29 per share in 2008.  Total revenue decreased 39% to $14.6 million in the first quarter of 2009 compared to $23.9 million the same quarter in 2008. The average realized price of oil, including hedges, for the first quarter of 2009 was $54.00 per barrel compared to $81.00 per barrel in the first quarter of 2008, a decrease of 33%. The average realized price of natural gas, including hedges, was $4.12 per Mcf for the first quarter of 2009, compared to $7.73 per Mcf or 47% less than the first quarter of 2008.

Primarily, as a result of non-core planned property divestitures in 2008 and 2009, oil production in the first quarter of 2009 decreased to 177 MBbls from 200 MBbls in the prior year’s period, a decrease of 12%. Natural gas production decreased to 665 MMcf in the first quarter of 2009 from 809 MMcf in the first quarter of 2008.  As reported in prior press releases, since the beginning of 2008, consistent with the business strategy of high-grading its asset portfolio, the Company sold non-core properties in Michigan, Louisiana, Oklahoma and Texas.  These fields had sizable daily production rates, but limited upside potential and significant plugging and abandonment obligations. These properties produced approximately 400 BOPD and 750 MCFD at the time of their sale or approximately 47,000 BOE per quarter.  Proceeds from divestitures were used to fund capital expenditures and reduce debt.

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) decreased 49% to approximately $6.2 million for the first quarter 2009 compared to $12.3 million in the prior year’s similar quarter.  The following table reconciles reported net income to EBITDAX for the periods indicated and is summarized below in tabular form (in thousands, except per share information):

EBITDAX (1)	Three Months Ended March 31,
	2009	2008

Net income	$477	$4,226
Add back:
Interest expense	819	1,569
Income tax	360	2,596
Depreciation, depletion and amortization	4,468	3,877
Exploration expense	80

EBITDAX	$6,204	$12,268

(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Comments

Mr. Frank Lodzinski, CEO and President commented, “Our results for the first quarter were in line with our expectations in this dramatically reduced commodity price environment and we have been able to achieve positive net income and substantial EBITDAX, in the amounts of $477,000 and $6.2 million, respectively. Our production in the first quarter declined from the prior year due to planned divestitures which have been previously announced and have improved our portfolio. We achieved approximately 95% of our production targets. This modest shortfall is a direct result of our first quarter divestiture and drilling and production activities in the Williston Basin. As previously announced, given prevailing economics in the first quarter, our Bakken development activities were reduced to a single rig and certain production was curtailed. In addition, completion of several new wells was deferred pending improved weather and cost reductions. We believe that our profitability and our EBITDAX will improve as a result of underlying reductions in lease operating expenses and additional hedging and forward sales arrangements which took effect on April 1, 2009. Specifically, we entered into certain forward sales contracts related to our oil production in the Williston Basin which provides for a fixed net realized price, after transportation and differentials, of $43.85 per Bbl on approximately 108,000 Bbls. This represents almost a $13.00 improvement over average realized prices in the first quarter. In addition, we have hedged additional gas quantities produced in our Southern Region at about $4.87, representing an increase of over $1.00 per Mcf.  Reference is made to notes in our 10-Q describing these arrangements more fully. Financially, we have maintained positive working capital, substantial EBITDAX and we have retained a $100.0 million borrowing base with only $40.0 million outstanding. Accordingly, we believe we have the requisite “staying power” to survive and prosper in this cycle. We will continue to focus on cash flow and our bottom line while we continue to pursue our business plan.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
ASSETS	(unaudited)

Current assets:
Cash	$7,059	$13,967
Accounts Receivable
Oil and gas revenues	9,381	11,439
Joint interest billings and other	6,046	7,172
Affiliated partnerships	3,707	2,905
Notes receivable	120	120
Derivative financial instruments	8,309	8,200
Income taxes receivable	2,887	2,165
Prepaid expenses and other	4,564	3,923
Total current assets	42,073	49,891

Oil and gas properties, successful efforts method:
Proved properties	208,517	204,536
Unproved properties	2,415	2,409
Office and other equipment	752	1,025
Land	96	96
	211,780	208,066
Less accumulated depreciation, depletion and amortization	(30,242)	(26,486)
Net property and equipment	181,538	181,580

Equity in oil and gas limited partnerships	3,148	3,266
Derivative financial instruments	7,107	6,409
Deferred financing costs and other	3,108	2,388

	$236,974	$243,534

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,702	$10,750
Accounts payable to affiliated partnerships	5,464	10,310
Revenue and royalties payable	11,591	11,701
Drilling advances	1,395	2,169
Accrued expenses	2,079	1,506
Derivative financial instruments	2,220	1,572
Total current liabilities	29,451	38,008

Long-term debt	40,000	40,000
Deferred income taxes	19,198	17,868
Asset retirement obligations	5,291	5,418
Derivative financial instruments	916	1,245

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000
shares; issued and outstanding: 16,241,717	162	162
Additional paid-in capital	112,788	112,523
Accumulated other comprehensive income	7,664	7,283
Retained earnings	21,504	21,027

Total stockholders' equity	142,118	140,995

	$236,974	$243,534

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2009	2008

Revenue:
Oil and gas revenues	$12,300	$22,463
Partnership management fees	298	312
Property operating income	458	314
Gain on sale of property and equipment	1,399	410
Partnership income	5	225
Interest and other	105	223

Total revenue	14,565	23,947

Expenses:
Lease operating expense	4,390	5,791
Severance taxes	794	1,889
Re-engineering and workovers	981	697
Exploration expense	80	-
General and administrative expense	2,095	1,784
Depreciation, depletion and amortization	4,468	3,877
Hedge ineffectiveness	49	1,518
Loss on derivative contracts	52	-
Interest	819	1,569

Total expense	13,728	17,125

Income before income taxes	837	6,822

Income tax expense (benefit):
Current	(734)	1,429
Deferred	1,094	1,167
	360	2,596

Net income	$477	$4,226

Net income per share (basic and diluted)	$0.03	$0.29

Weighted average shares outstanding:
Basic and diluted	16,241,717	14,703,383

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2009	2008
Net income	$477	$4,226
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	4,468	3,877
Gain on sale of property and equipment	(1,399)	(410)
Accretion of asset retirement obligations	61	131
Unrealized gain on derivative contracts	(42)	-
Amortization of loss on canceled hedge contract	122	-
Hedge ineffectiveness loss	49	1,518
Partnership income	(5)	(225)
Partnership distributions	122	102
Deferred income taxes	1,094	1,167
Non-cash compensation	265	149
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,660	(4,306)
Increase in prepaid expense and other	(1,360)	(74)
Increase (decrease) in accounts payable and accrued expense	(9,378)	1,086
Net cash (used in) provided by operating activities	(3,866)	7,241

Cash flows from investing activities:
Proceeds from sale of property and equipment	2,015	8,532
Additions to property and equipment	(5,057)	(13,039)
Net cash used in investing activities	(3,042)	(4,507)

Cash flows from financing activities:
Reduction of long-term debt	-	(10,000)
Net cash used in financing activities	-	(10,000)

Net decrease in cash and cash equivalents	(6,908)	(7,266)

Cash and cash equivalents at beginning of period	13,967	24,430
Cash and cash equivalents at end of period	$7,059	$17,164

Supplementary information:
Interest paid	$694	$1,584
Income taxes paid	$25	$1,762